Exhibit 23.2

          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorportion by reference in this Registration Statement of First Commerce Corporation on Form S-4 of our report dated January 24, 1995 relating to the financial statements of Central Corporation and subsidiary incorporated by reference in the Annual Report on Form 10-K of Central Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

          /s/ Deloitte & Touche LLP
          DELOITTE & TOUCHE LLP
          Baton Rouge, Louisiana
          July 26, 1995